As filed with the Securities and Exchange Commission on February 25, 2004.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         FORM S-8 REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                                BIOENVISION, INC.
               (Exact name of issuer as specified in its charter)

        Delaware                                          13-4025857
(State of Incorporation)                    (IRS Employer Identification Number)

                509 Madison Avenue, Suite 404, New York, NY 10022
               (Address of Principal Executive Offices) (Zip Code)

                                BIOENVISION, INC.
                            2003 STOCK INCENTIVE PLAN
                            (Full title of the Plan)

         Christopher B. Wood, M.D., Chairman and Chief Executive Officer
                                Bioenvision, Inc.
                          509 Madison Avenue, Suite 404
                               New York, NY 10022
                     (Name and address of agent for service)

                                 (212) 750-6700
          (Telephone number, including area code, of agent for service)

                                    copy to:
                              J. Mark Poerio, Esq.
                      Paul, Hastings, Janofsky & Walker LLP
                    1299 Pennsylvania Ave., N.W., Tenth Floor
                              Washington, DC 20004
                                 (202) 508-9582
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE
 Title of Securities to be     Amount to be     Proposed Maximum     Proposed Maximum       Amount of
        registered              registered       Offering Price     Aggregate Offering   Registration Fee
                                                    Per Unit               Price

2003 Stock Incentive Plan,       3,000,000          $3.80 (3)          $11,400,000              $1,444.38
Common Shares, par value
$.001 per share (1)


Retention Grant Pursuant         1,500,000          $1.25 (4)          $1,875,000               $237.56
to an Employment
Agreement, Common Shares,
par value $.001 per share
(2)

                                                                                            TOTAL FEE:
                                                                                            $1,681.94

(1) Registered herein are 3,000,000 shares of the Registrant's Common Shares that may be issued pursuant to its 2003 Stock Incentive Plan. Also registered hereunder are such additional number of Common Shares, presently indeterminable, as may be necessary to satisfy the anti-dilution provisions of the Plans to which this Registration Statement relates in accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act").

(2) Registered herein are 1,500,000 shares of the Registrant's Common Shares that have been issued pursuant to an option agreement between the Registrant and Christopher B. Wood, M.D.

(3) Calculated pursuant to paragraphs (c) and (h) of Rule 457 of the Securities Act, the proposed maximum offering price per share of the shares being registered is estimated solely for the purpose of determining the registration fee, based upon the weighted average of (i) the weighted average exercise price of $2.05 per share with respect to the 1,975,000 Common Shares subject to outstanding stock option awards pursuant to the 2003 Stock Incentive Plan and
(ii) $7.16 per share for the remaining 1,025,000 of Common Shares eligible for issuance pursuant to the 2003 Stock Incentive Plan, which is based upon the average of the high and low prices per share of the Registrant's Common Shares, as reported on the American Stock Exchange on February 20, 2004, which is within five business days prior to the date of the filing of this Registration Statement.

(4) Calculated pursuant to paragraph (h) of Rule 457 of the Securities Act, the proposed maximum offering price per share of the shares being registered is estimated solely for the purpose of determining the registration fee, based upon the exercise price of the 1,500,000 Common Shares subject to an outstanding stock option award pursuant to Mr. Wood's stock option award agreement.

                                     PART I
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 1. PLAN INFORMATION

        The documents containing the information specified in Item 1 of Part I of this Registration Statement will be sent or given to participants who receive awards under the Bioenvision, Inc. 2003 Stock Incentive Plan (the "Plan") and, in accordance with Section 10(a) of the Securities Act and Rules 424 and 428 promulgated under the Securities Act by the Securities and Exchange Commission (the "Commission"), are not being filed with, or included in, this Registration Statement.

ITEM 2. REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

        The documents containing the information specified in Item 2 of Part I of this Registration Statement will be sent or given free of charge to participants who receive awards under the Bioenvision, Inc. 2003 Stock Incentive Plan and, in accordance with Section 10(a) of the Securities Act and Rule 428 promulgated under the Securities Act, are not being filed with, or included in, this Registration Statement. All requests can be sent to:

                                Bioenvision, Inc.
                               509 Madison Avenue
                                    Suite 404
                            New York, New York 10022
                              Attn: General Counsel

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents, which have been filed with the SEC by the Registrant, are incorporated by reference in this Registration Statement. The information incorporated by reference is considered to be part of this Registration Statement, and information that the Registrant files later with the SEC will automatically update and supersede this information. The Registrant incorporates by reference the documents listed below and any future filings the Registrant makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

        (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2003, filed with the SEC on September 29, 2003 (SEC File No. 001-31787); and

        (b)  The  Registrant's   Quarterly  Report  on  Form  10-QSB,   for  the
three-month period ended December 31, 2003, filed with the SEC on February 17, 2003 (SEC File No. 001-31787);

        (c) The Registrant's Quarterly Report on Form 10-QSB/A1, for the three-month period ended December 31, 2003, filed with the SEC on February 18, 2003 (SEC File No. 001-31787); and

        (d) The description of the Registrant's common shares of beneficial interest contained in its Registration Statement on Form 8-A dated and filed with the Commission on September 5, 2003 pursuant to Section 12(g) of the Exchange Act, as amended (SEC File No. 001-31787), including any amendment or report filed for the purpose of updating such description.

ITEM 4. DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        None.

        The validity of the common stock has been passed upon by Paul, Hastings, Janofsky & Walker LLP for the Registrant.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The indemnification of officers and directors of the Registrant is governed by Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") and the Certificate of Incorporation, as amended, and By-Laws of the Registrant. Subsection (a) of DGCL Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in the manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

        Subsection (b) of DGCL Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in a connection with the defense or settlement of such action or suit if the person acted in good faith and in the manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        DGCL Section 145 further provides that to the extent that a present or former director or officer is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. In all cases in which indemnification is permitted under subsection (a) and (b) of Section 145 (unless ordered by a court), it shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the applicable standard of conduct has been met by the party to be indemnified. Such determination must be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are no parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders. The statute authorizes the corporation to pay expenses incurred by an officer or director in advance of the final disposition of a proceeding upon receipt of an undertaking by or on behalf of the person to whom the advance will be made, to repay the advances if it shall ultimately be determined that he was not entitled to indemnification. DGCL Section 145 also provides that indemnification and advancement of expenses permitted thereunder are not to be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors, or otherwise. DGCL Section 145 also authorizes the corporation to purchase and maintain liability insurance on behalf of its directors, officers, employees and agents regardless of whether the corporation would have the statutory power to indemnify such persons against the liabilities insures.

        Article Seventh of the Certificate of Incorporation of the Registrant, as amended (the "Certificate"), provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (involving certain unlawful dividends or stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

        Pursuant to Section 145(g) of the DGCL, the Registrant's By-Laws, as amended, authorize the Registrant to obtain insurance to protect officers and directors from certain liabilities, including liabilities against which the Registration cannot indemnify its officers and directors.

        In derivative actions, the Registrant may only protect from liability its officers, directors, employees and agents against expenses actually and reasonably incurred in connection with the defense or settlement of a suit, and only if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation. Indemnification is not permitted in the event that the director, officer, employee or agent is actually adjudged liable to Bioenvision unless, and only to the extent that, the court in which the action was brought so determines.

        Bioenvision's Certificate of Incorporation permits it to protect from liability its directors except in the event of: (1) any breach of the director's duty of loyalty to Bioenvision or its stockholders; (2) any act or failure to act that is not in good faith or involves intentional misconduct or a knowing violation of the law; (3) liability arising under Section 174 of the

Delaware  General   Corporation  Law,  relating  to  unlawful  stock  purchases, redemptions, or payment of dividends; or (4) any transaction in which the director received an improper personal benefit.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

ITEM 8. EXHIBITS

EXHIBIT
NO.            DESCRIPTION

4.1 Bioenvision, Inc. 2003 Stock Incentive Plan (included as an exhibit to Registrant's definitive proxy statement on Schedule 14-A, filed in connection with the annual meeting held on January 14, 2004 (SEC File No. 001-31787), which is incorporated herein by reference)

5.1 Opinion of Paul, Hastings, Janofsky & Walker LLP regarding the legality of the securities being registered by the Registrant

23.1           Consent of Grant Thornton LLP, Independent Certified Public
               Accountants

23.2           Consent of Paul, Hastings, Janofsky & Walker LLP (included in
               Exhibit 5.1)

24.1 Powers of Attorney (included as a part of the signature page of this Registration Statement)

99.1 Form of Option Award Agreement with U.S. Employees for Bioenvision, Inc. 2003 Stock Incentive Plan

99.2           Form of Restricted Share Award Agreement for Bioenvision, Inc.
               2003 Stock Incentive Plan

99.3 Form of Option Award Agreement with U.K. Employees for Bioenvision, Inc. 2003 Stock Incentive Plan

99.4           Option Award Agreement between the Registrant. and Christopher B.
               Wood, M.D., April 30, 2001, which certifies that Mr. Wood has an option to purchase 1,500,000 shares of Bioenvision common shares, par value $.001, at an exercise price of $1.25 per share

ITEM 9. UNDERTAKINGS

        The undersigned Registrant hereby undertakes the following:

        (a) The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned  Registrant  hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) The undersigned Registrant hereby undertakes, that, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Bioenvision, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 25th day of February, 2004.


                                    BIOENVISION, INC.
                                    A Delaware corporation (Registrant)

                                    By:   /s/ Christopher B. Wood
                                          --------------------------------------
                                          Name:  Christopher B. Wood
                                          Title:  Chairman and Chief Executive
                                                  Officer


                                POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Christopher M. Wood as his or her true and lawful attorney-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or either of them, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



Signature                        Title                                  Date

/s/ Christopher B. Wood          Chairman and Chief Executive           February 25, 2004
-----------------------          Officer (Principal Executive
Christopher B. Wood              Officer)

/s/ David P. Luci
-----------------------          Director of Finance, General           February 25, 2004
David P. Luci                    Counsel and Corporate Secretary

/s/ Jeffrey B. Davis             Director                               February 25, 2004
-----------------------
Jeffrey B. Davis



/s/ Thomas Scott Nelson          Director                               February 25, 2004
-----------------------
Thomas Scott Nelson

/s/ Steven A. Elms               Director                               February 25, 2004
-----------------------
Steven A. Elms

/s/Andrew Schiff                 Director                               February 25, 2004
-----------------------
Andrew Schiff

/s/ Michael Kauffman             Director                               February 25, 2004
-----------------------
Michael Kauffman


                                INDEX TO EXHIBITS

EXHIBIT
NO.            DESCRIPTION

4.1 Bioenvision, Inc. 2003 Stock Incentive Plan (included as an exhibit to Registrant's definitive proxy statement on Schedule 14-A, filed in connection with the annual meeting held on January 14, 2004 (SEC File No. 001-31787), which is incorporated herein by reference)

5.1 Opinion of Paul, Hastings, Janofsky & Walker LLP regarding the legality of the securities being registered by the Registrant

23.1           Consent of Grant Thornton LLP, Independent Certified Public
               Accountants

23.2           Consent of Paul, Hastings, Janofsky & Walker LLP (included in
               Exhibit 5.1)

24.1 Powers of Attorney (included as a part of the signature page of this Registration Statement)

99.1 Form of Option Award Agreement with U.S. Employees for Bioenvision, Inc. 2003 Stock Incentive Plan

99.2           Form of Restricted Share Award Agreement for Bioenvision, Inc.
               2003 Stock Incentive Plan

99.3 Form of Option Award Agreement with U.K. Employees for Bioenvision, Inc. 2003 Stock Incentive Plan

99.4           Option Award Agreement between the Registrant. and Christopher B.
               Wood, M.D., April 30, 2001, which certifies that Mr. Wood has an option to purchase 1,500,000 shares of Bioenvision common shares, par value $.001, at an exercise price of $1.25 per share

                                                                     EXHIBIT 5.1




                           OPINION REGARDING LEGALITY

                      PAUL, HASTINGS, JANOFSKY & WALKER LLP
                         1299 PENNSYLVANIA AVENUE, N.W.
                                   TENTH FLOOR
                             WASHINGTON, D.C. 20004
                   TELEPHONE (202) 508-9500 FAX (202) 508-9700

                                February 25, 2004


Bioenvision, Inc.
509 Madison Avenue
Suite 404
New York, NY 10022

        Re: Bioenvision, Inc. Registration of 2003 Stock Incentive Plan on Form S-8

Ladies and Gentlemen:

        We have acted as special counsel for Bioenvision, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form S-8 (the "Registration Statement") relating to 3,000,000 Common Shares of Beneficial Interest, par value $.001 per share ("Common Shares") which may be issued under the Company's 2003 Stock Incentive Plan (the "Plan"), 1,500,000 Common Shares which have been issued pursuant to an option award agreement (the "Option Agreement"), dated April 30, 2001, between the Company and Christopher B. Wood, M.D., and Common Shares which may be issued as may be necessary to satisfy the anti-dilution provisions of the Plan and the Option Agreement. In accordance with the Registration Statement, the Company may initially issue up to an aggregate of 3,000,000 shares of its Common Shares pursuant to the Plan. This opinion is being furnished to you as a supporting document for such Registration Statement.

        In this connection we have examined and considered the original or copies, certified or otherwise identified to our satisfaction, of the following:

        (i) The Articles of Incorporation, including all amendments thereto, of the Company, as in effect on the date hereof;

        (ii) The By-Laws of the Company, including all amendments thereto, as in effect on the date hereof;

        (iii) The Notice of the 2004 Annual Meeting ("Notice") and Proxy Statement mailed to holders of Common Shares of the Company noticing an annual meeting of holders of shares of the Company ("Annual Meeting") and describing the actions to be voted on at such meeting, including approval of the Plan;

Opinion of Paul, Hastings, Janofsky & Walker LLP                               2


        (iv) Resolutions of the Board of Directors of the Company, adopted pursuant to Unanimous Written Consent of the Board on November 17, 2003, approving the Plan and authorizing the registration of the 3,000,000 Common Shares that may be issued pursuant to the Plan under the Securities Act of 1933, as amended;

        (v) The Registration Statement filed with the Securities and Exchange Commission with respect to the 3,000,000 Common Shares issuable upon exercise of options granted under the Plan; and

        (vi) The Option Award Agreement between the Company and Christopher B. Wood, M.D., dated April 30, 2001.

        In addition, we have obtained from public officials, officers and other representatives of the Company, and others such certificates, documents and assurances as we considered necessary or appropriate for purposes of rendering this opinion. In our examination of the documents listed in (i)-(v) above and the other certificates and documents referred to herein, we have assumed the legal capacity of all natural persons, the genuineness of all signatures on documents not executed in our presence and facsimile or photostatic copies of which we reviewed, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. Without limiting the generality of the foregoing we have relied upon the representations of the Company as to the accuracy and completeness of (i) the Articles of Incorporation and the By-laws of the Company; (ii) the Plan; (iii) the Registration Statement; and (iv) the representations of the Company that (a) the resolutions of the Board, dated November 17, 2003, approving, among other things, the Plans, filing the Registration Statement, and reserving the 3,000,000 Common Shares that may be issued pursuant to the Plan, and (b) the Articles of Incorporation and By-laws of the Company have not been rescinded, modified or revoked.

        Based upon the assumptions, qualifications and limitations set forth herein, and relying upon the statements of fact contained in the documents that we have examined, we are of the opinion, as of the date hereof, that when options have been exercised as contemplated by the Plan and consideration has been paid for the Common Shares underlying the options as contemplated by the Plan, such Common Shares will constitute legally issued, fully paid and nonassessable, and valid and binding obligations of the Company.

        In addition to the assumptions set forth above, the opinions set forth herein are also subject to the following qualifications and limitations:

        (a) The opinions expressed in this letter are based upon the assumption that the Company will cause the Registration Statement to become effective and the Company will keep the Registration Statement effective and that any Common Shares issued upon the exercise of options or purchased pursuant to the Plan will be issued only at a time when the Registration Statement is effective.

        (b) The opinions expressed in this letter are specifically limited to the matters set forth in this letter and no other opinions should be inferred beyond the matters expressly stated herein.

Opinion of Paul, Hastings, Janofsky & Walker LLP                               3



        (c) The opinions expressed in this letter are based on the laws of the jurisdictions referred to in the next paragraph as they may be in effect on the date hereof and we assume no obligation to supplement this opinion if any applicable laws change after the date hereof.

        The opinions herein expressed are limited in all respects solely to matters governed by the General Corporation Law of the State of Delaware, and the federal laws of the United States of America, insofar as each may be applicable. We express no opinion herein with respect to matters of local, county or municipal law, or with respect to the laws, regulations, or ordinances of local agencies within any state. Subject to the foregoing, any reference herein to "law" means applicable constitutions, statutes, regulations and judicial decisions.

        This opinion letter is rendered solely to you in connection with the above referenced matter and may not be relied upon by you for any other purpose or delivered to, or quoted or relied upon by, any other person without our prior written consent. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you of any facts, circumstances, events or developments that may be brought to our attention in the future, which facts, circumstances, events or developments may alter, affect or modify the opinions or beliefs expressed herein.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,


                                   /s/ Paul, Hastings, Janofsky & Walker LLP

                                                                    EXHIBIT 23.1

               Consent of Independent Certified Public Accountants

We have issued our report dated September 22, 2003 accompanying the consolidated financial statements of Bioenvision, Inc. and subsidiaries appearing in the Annual Report on Form 10-KSB for the year ended June 30, 2003 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.


                             /s/ GRANT THORNTON LLP

New York, New York
February 18, 2004

                                                                    EXHIBIT 99.1



             FORM OF OPTION AWARD AGREEMENT WITH U.S. EMPLOYEES FOR
                   BIOENVISION, INC. 2003 STOCK INCENTIVE PLAN

                                BIOENVISION, INC.
                            2003 STOCK INCENTIVE PLAN

                         ------------------------------
                          Stock Option Award Agreement
                         ------------------------------

                                 Award No.
                                           ----

You (the  "Participant")  are hereby  awarded the  following  stock  option (the
"Option") to purchase Common Stock of Bioenvision, Inc. ("the "Company"), subject to the terms and conditions set forth in this Stock Option Award Agreement (this "Award Agreement") and in the Bioenvision, Inc. 2003 Stock Incentive Plan (the "Plan"), which is attached hereto as Exhibit A. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Plan.

               1. Variable Terms. This Option shall be controlled by and interpreted according to the following terms, subject to the provisions of the Plan in all instances:

Name of Participant:
                                               ---------------------------------


Type of Stock Option:               |_| Incentive Stock Option (ISO)1

                                    |_| Non-Incentive Stock Option

           Number of Shares subject to Option: _____
                                               --------------------------------
                                               --------------------------------

           Option Exercise Price per Share:    $____.___
                                               --------------------------------
                                               --------------------------------

           Date of Option Grant:               _________ ___, 20__
                                               --------------------------------

           Expiration Date:                    |_| ____ years after Date of
                                                   Option Grant
                                               |_| 10 years after Date of Option
                                                   Grant
           Vesting Schedule: (Establishes  the Participant's  rights to exercise this Option with respect to the Number of Shares stated above.)

                                               |_| ___% on Date of Option Grant.
                                               |_| ___%  on  each  of  the first
                                                   __ (#)  annual (_quarterly/__
                                                   monthly) anniversary dates of
                                                   the Participant's  service as
                                                   an employee,  consultant,  or
                                                   director   ("Service")  after
                                                   the Date of Option Grant.


--------
1 If an ISO is awarded to a person owning more than 10% of the voting power of all classes of stock of the Company or of any Subsidiary, then the term of the Option cannot exceed 5 years and the exercise price must be at least 110% of the Fair Market Value (100% for any other employee who is receiving ISO awards).

               2. Term of Option. The term of the Option will expire at 5:00 p.m. (E.D.T. or E.S.T., as applicable) on the Expiration Date.

               3. Manner of Exercise. The Option shall be exercised in the manner set forth in the Plan. The amount of Shares for which the Option may be exercised is cumulative; that is, if the Participant fails to exercise the Option for all of the Shares vested under the Option during any period set forth above, then any Shares subject to the Option that are not exercised during such period may be exercised during any subsequent period, until the expiration or termination of the Option pursuant to Sections 2 and 5 of this Award Agreement and the terms of the Plan. Fractional Shares may not be purchased.

               4. Premature Disposition of an ISO. If the Participant sells or otherwise disposes of Shares acquired upon the exercise of an ISO within 1 year from the date such Shares were acquired or 2 years from the Date of Option Grant, the Participant agrees that to deliver a written report to the Company within 10 days following the sale or other disposition of such Shares detailing the net proceeds of such sale or disposition.

               5. Termination of Service. If the Participant's Service with the Company is terminated for any reason, this Option shall terminate on the date on which the Participant ceases to have any right to exercise the Option pursuant to the terms and conditions set forth in Section 7 of the Plan.

               6. Subject to Plan. This Option is subject to all of the terms and conditions of the Plan, and by executing this Award Agreement, the Participant agrees to be bound by all of the Plan's terms and conditions as if it had been set out verbatim in this Award Agreement. In addition, the Participant recognizes and agrees that all determinations, interpretations or other actions respecting the Plan may be made by a majority of the Board or of the Committee in their sole and absolute discretion, and that such determinations, interpretations or other actions are (unless arbitrary and capricious) final, conclusive and binding upon all parties, including the Participant, his or her heirs, and representatives.

               7. Designation of Beneficiary. Notwithstanding anything to the contrary contained herein or in the Plan, following the execution of this Award Agreement, the Participant may expressly designate a beneficiary (the "Beneficiary") to his or her interest in the Option awarded hereby. The Participant shall designate the Beneficiary by completing and executing a designation of beneficiary agreement substantially in the form attached hereto as Exhibit B (the "Designation of Beneficiary") and delivering an executed copy of the Designation of Beneficiary to the Company.

               8. Notices. Any notice, payment or communication required or permitted to be given by any provision of this Award Agreement shall be in writing and shall be delivered personally or sent by certified mail, return receipt requested, addressed as follows: (i) if to the Company, at the address set forth on the signature page hereto (attention: 2003 Stock Incentive Plan Committee); (ii) if to Participant, at the address set forth below his or her signature on the signature page hereto. Each party may, from time to time, by notice to the other party hereto, specify a new address for delivery of notices to such party hereunder. Any such notice shall be deemed to be delivered, given, and received for all purposes as of the date such notice is received or properly mailed.

               9. Binding Effect. Except as otherwise provided in this Award Agreement or in the Plan, every covenant, term, and provision of this Award Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.

               10. Modifications. This Award Agreement may be modified or amended at any time, provided that the Participant must consent to any modification that adversely alters or impairs any rights or obligations under this Option.

               11. Headings. Section and other headings contained in this Award Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Award Agreement or any provision hereof.

               12. Severability. Every provision of this Award Agreement and of the Plan is intended to be severable. If any term hereof is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity or legality of the remaining terms of this Award Agreement.

               13. Governing Law. The laws of the State of New York shall govern the validity of this Award Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties hereto.

               14. Counterparts. This Award Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

        BY YOUR SIGNATURE BELOW, along with the signature of the Company's representative, you and the Company agree that the Option is awarded under and governed by the terms and conditions of this Award Agreement and the Plan.

                                 BIOENVISION, INC.


                                 By:
                                     A duly authorized Director or Officer


                                 The undersigned  Participant hereby accepts the
terms of this Award Agreement and the Plan.


                                 By:

                                     Name of Participant: ______________________

                                    Exhibit A
                                    ---------

                                BIOENVISION, INC.
                            2003 STOCK INCENTIVE PLAN

                                    Exhibit B
                                    ---------

                                BIOENVISION, INC.
                            2003 STOCK INCENTIVE PLAN



                           Designation of Beneficiary

           In connection with the STOCK OPTION AWARD AGREEMENT (the "Award Agreement") entered into on _______________, 20__ between Bioenvision, Inc. (the "Company") and _______________, an individual residing at _______________ (the "Participant"), the Participant hereby designates the person specified below as the beneficiary of the Participant's interest in a stock option to purchase shares of Common Stock (as defined in the Award Agreement) of the Company awarded pursuant to the Award Agreement. This designation shall remain in effect until revoked in writing by the Participant.


                  Name of Beneficiary:
                                               -------------------------------

                  Address:
                                               -------------------------------


                                               -------------------------------


                                               -------------------------------

                  Social Security No.:
                                               -------------------------------

           The Participant understands that this designation operates to entitle the above-named beneficiary to the rights conferred by the Award Agreement from the date this form is delivered to the Company until such date as this designation is revoked in writing by the Participant, including by delivery to the Company of a written designation of beneficiary executed by the Participant on a later date.


                                                  Date:
                                                            --------------------


                                                    By:
                                                            --------------------
                                                            [Participant Name]

Sworn to before me this

____ day of ____________, 20__


------------------------------
Notary Public

County of  __________________

State of   __________________

                                                                    EXHIBIT 99.2



                  FORM OF RESTRICTED SHARE AWARD AGREEMENT FOR
                   BIOENVISION, INC. 2003 STOCK INCENTIVE PLAN

                                BIOENVISION, INC.
                            2003 STOCK INCENTIVE PLAN

                         -------------------------------
                        Restricted Stock Award Agreement
                         ------------------------------

                                 Award No.
                                           ----

You are hereby awarded Restricted Stock subject to the terms and conditions set forth in this Restricted Stock Award Agreement ("Award") and in the Bioenvision, Inc. 2003 Stock Incentive Plan ("Plan"), which is attached hereto as Exhibit A. By executing this Award, you agree to be bound by all of the Plan's terms and conditions as if they had been set out verbatim in this Award. In addition, you recognize and agree that all determinations, interpretations, or other actions respecting the Plan and this Award will be made by the Plan Administrator, and shall be final, conclusive and binding on all parties, including you and your successors in interest. Capitalized terms are defined in the Plan or in this Award.
Specific Terms.  Your Restricted Stock has the following terms:

-------------------------------- -----------------------------------------------
Name of Participant
-------------------------------- -----------------------------------------------
Number of Shares Subject to
Award
-------------------------------- -----------------------------------------------
Purchase Price per Share         $
-------------------------------- -----------------------------------------------
Date of Award
-------------------------------- -----------------------------------------------
Last Date to Purchase Shares
-------------------------------- -----------------------------------------------
Vesting                          Subject to  acceleration,  as  provided  in the
                                 Plan,  your  Restricted  Stock under this Award
                                 shall  vest at the  rate of ___%  per  calendar
                                 year  (up to a  maximum  of 100%) at the end of
                                 which you have not terminated  service with the
                                 Company for any reason.
-------------------------------- -----------------------------------------------


           1. Dividends. Dividends on your Restricted Stock will be reinvested in additional shares of Restricted Stock that are subject to the same terms and conditions as the Restricted Stock with respect to which the dividends were paid.

           2. Investment Purposes. You acknowledge that you are acquiring your Restricted Stock for investment purposes only and without any present intention of selling or distributing them.

           3. Legend. Until all vesting restrictions lapse and new certificates are issued pursuant to the next section, Certificates representing shares of Restricted Stock issued pursuant to this Award shall bear the following legend:

               The shares represented by this certificate are subject to reacquisition by, and such shares may not be sold or otherwise transferred except pursuant to the provisions of the Restricted Stock Award Agreement by and between Bioenvision, Inc. and the registered owner of such shares.

           4. Lapse of Vesting Restrictions. As vesting restrictions lapse, the Company shall cause new certificates to be issued and delivered to you, free from the legend in the preceding section, but with any other legends the Company determines to be appropriate. New certificates shall not be delivered to you unless you have made arrangements satisfactory to the Plan Administrator to satisfy tax-withholding obligations.

           5. Section 83(b) Election Notice. If you elect under Code Section 83(b) to be taxed immediately on your Restricted Stock when it was granted to, you promise to notify the Company of the election within 10 days of filing that election with the Internal Revenue Service. Exhibit B is a suggested form of
Section 83(b) election.

           6. Not a Contract of Employment. By executing this Award Agreement, you acknowledge and agree that (1) any person who is terminated before full vesting of an award, such as the one granted to you by this Award Agreement, could claim that he or she was terminated to preclude vesting; (2) you promise never to make such a claim; (3) nothing in this Award Agreement or the Plan confers on you any right to continued Company employment or restricts the Company's right to terminate your employment at any time for any or no reason; and (4) the Company would not have granted this Award to you but for these acknowledgements and agreements.

           7. Severability. Subject to one exception, every provision of this Award Agreement and the Plan is intended to be severable, and any illegal or invalid term shall not affect the validity or legality of the remaining terms. The only exception is that this Award Agreement shall be unenforceable if any provision of the preceding section is illegal, invalid, or unenforceable.

           8. Governing Law. New York law shall govern all issues associated with this Plan and this Award, except to the limited extent (if at all) that federal law is preemptive.

           9. Notices. Any notice, payment or communication required or permitted to be given by any provision of this Award shall be in writing and shall be delivered personally or sent by certified mail, return receipt requested, addressed as follows: (i) if to the Company, at the address set forth on the signature page, to the attention of: Plan Administrator of the Bioenvision, Inc. 2003 Stock Incentive Plan; (ii) if to you, at the address set forth below your signature on the signature page. Each party may, from time to time, by notice to the other party hereto, specify a new address for delivery of notices relating to this Award. Any such notice shall be deemed to be given as of the date such notice is personally delivered or properly mailed.

           10. Binding Effect. Every provision of this Award shall be binding on and inure to the benefit the parties' respective heirs, legatees, legal representatives, successors, transferees, and assigns.

           11. Headings. Headings shall be ignored in interpreting this Award.

           12. Counterparts. This Award may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute the same instrument.

           BY YOUR SIGNATURE BELOW, along with the signature of the Company's representative, you and the Company agree that the Option is awarded under and governed by the terms and conditions of this Award Agreement and the Plan.

                                 BIOENVISION, INC.


                                 By:
                                     Name:
                                     Title:


The undersigned Participant hereby accepts the terms of this Award Agreement and the Plan.
                                 By:

                                     Name of Participant: ______________________

                                    Exhibit A
                                    ---------


                                BIOENVISION, INC.
                            2003 STOCK INCENTIVE PLAN

                                    Exhibit B
                                    ---------


                                BIOENVISION, INC.
                            2003 STOCK INCENTIVE PLAN



                           Section 83(b) Election Form

Attached is an Internal Revenue Code Section 83(b) Election Form. If you wish to make a Section 83(b) election, you must do so within 30 days of the date the restricted stock was transferred to you. In order to make the election, you must completely fill out the attached form and file one copy with the Internal Revenue office where you file your tax return. In addition, one copy of the statement also must be submitted with your income tax return for the taxable year in which you make this election. Finally, you also must submit a copy of the election form to the Company. Section 83(b) election normally cannot be revoked.

                                BIOENVISION, INC.

            --------------------------------------------------------
          Election to Include Value of Restricted Stock in Gross Income in Year of Transfer Under Internal Revenue Code Section 83(b)
            ---------------------------------------------------------

        Pursuant to Section 83(b) of the Internal Revenue Code, I hereby elect within 30 days of receiving the property described herein to be taxed immediately on its value specified in item 5 below.

1. My General Information:

                      Name:      __________________________________
                      Address:   ________________________________
                      S.S.N.     ________________________________
                      or T.I.N.: ____________________________

2. Description of the property with respect to which I am making this election:

               ____________________ shares of ___________ stock of  Bioenvision,
               Inc. (Restricted Stock).

3. The Restricted Stock was transferred to me on ______________ ___, 20__. This election relates to the 20____ calendar taxable year.

4.      The Restricted Stock is subject to the following restrictions:

               The Restricted Stock is forfeitable until it is earned in accordance with Section 1 of the Bioenvision, Inc. 2003 Stock Incentive Plan ("Plan") Restricted Stock Award Agreement ("Award") or other Award or Plan provisions. The Restricted Stock generally is not transferable until my interest becomes vested and nonforfeitable, pursuant to the Award and the Plan.

5. Fair market value:

               The fair market value at the time of transfer (determined without regard to any restrictions other then restrictions which by their terms never will lapse) of the Restricted Stock with respect to which I am making this election is $_____ per share.

6. Amount paid for Restricted Stock:

               The amount I paid for the Restricted Stock is $____ per share.

7. Furnishing statement to employer:

               A copy of this statement has been furnished to my employer, ______________. If the transferor of the Restricted Stock is not my employer, that entity also has been furnished with a copy of this statement.

8. Award or Plan not affected:

               Nothing contained herein shall be held to change any of the terms or conditions of the Award or the Plan.


Dated: ____________ __, 20__.



                                    ------------------------------
                                    Taxpayer

                                                                    EXHIBIT 99.3



             FORM OF OPTION AWARD AGREEMENT WITH U.K. EMPLOYEES FOR
                   BIOENVISION, INC. 2003 STOCK INCENTIVE PLAN

                                BIOENVISION, INC.
                            2003 STOCK INCENTIVE PLAN

                         ------------------------------
                          Stock Option Award Agreement
                         ------------------------------

                                 Award No.
                                           ----

You (the  "Participant")  are hereby  awarded the  following  stock  option (the
"Option") to purchase Common Stock of Bioenvision, Inc. ("the "Company"), subject to the terms and conditions set forth in this Stock Option Award Agreement (this "Award Agreement") and in the Bioenvision, Inc. 2003 Stock Incentive Plan (the "Plan"), which is attached hereto as Exhibit A. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Plan. The Option is granted under the provisions of
Schedule 5 to Income Tax (Earnings and Pensions) Act 2003 (a law of the United Kingdom). If and to the extent determined by the Administrator (in its discretion), the Option shall qualify for the favorable U.K. tax treatment that is available for grants under plans approved by the Inland Revenue Service.

           1. Variable Terms. This Option shall be controlled by and interpreted according to the following terms, subject to the provisions of the Plan in all instances:

Name of Participant:
                                                   -----------------------------




           Number of Shares subject to Option:     _____

           Option Exercise Price per Share:        $____.___

           Date of Option Grant:                   _________ ___, 20__

           Expiration Date:                        |_| ____ years after  Date of
                                                       Option Grant
                                                   |_| 10 years  after  Date  of
                                                       Option Grant
           Vesting Schedule: (Establishes  the  Participant's rights to exercise this Option with respect to the Number of Shares stated above.)
                                                   |_| ___% on  Date  of  Option
                                                       Grant.
                                                   |_| ___% on each of the first
                                                       __(#) annual (_quarterly/
                                                       __monthly)    anniversary
                                                       dates        of       the
                                                       Participant's  service as
                                                       an employee, ("Service"))
                                                       after  the Date of Option
                                                       Grant.

           2. Term of Option. The term of the Option will expire at 5:00 p.m. (E.D.T. or E.S.T., as applicable) on the Expiration Date.

           3. Manner of Exercise. The Option shall be exercised in the manner set forth in Section 7 the Plan. The amount of Shares for which the Option may be exercised is cumulative; that is, if the Participant fails to exercise the Option for all of the Shares vested under the Option during any period set forth above, then any Shares subject to the Option that are not exercised during such period may be exercised during any subsequent period, until the expiration or termination of the Option pursuant to Sections 2 and 5 of this Award Agreement and the terms of the Plan. Fractional Shares may not be purchased.

           4. Conditions to be Satisfied. Notwithstanding anything herein to the contrary, the Participant may not exercise the Option (or any part thereof) unless and until the Company has determined the legality of the issuance of shares pursuant to the Plan, in accordance with Section 14(a) of the Plan.

           5. Premature Disposition of Shares Acquired on Exercise of the Option. If the Participant sells or otherwise disposes of Shares acquired upon the exercise of the Option within 1 year from the date such Shares were acquired or 2 years from the Date of Option Grant, the Participant agrees that to deliver a written report to the Company within 10 days following the sale or other disposition of such Shares detailing the net proceeds of such sale or disposition.

           6. Restrictions Applicable to Shares Acquired on Exercise of the Option. The shares that may be acquired on exercise of the Option are subject to the restrictions found in Section 14(b) of the Plan.

           7. Termination of Service. If the Participant's Service with the Company is terminated for any reason, this Option shall terminate on the date on which the Participant ceases to have any right to exercise the Option pursuant to the terms and conditions set forth in Section 7 of the Plan.

           8. Subject to Plan. This Option is subject to all of the terms and conditions of the Plan, and by executing this Award Agreement, the Participant agrees to be bound by all of the Plan's terms and conditions as if it had been set out verbatim in this Award Agreement. In addition, the Participant recognizes and agrees that all determinations, interpretations or other actions respecting the Plan may be made by a majority of the Board or of the Committee in their sole and absolute discretion, and that such determinations, interpretations or other actions are (unless arbitrary and capricious) final, conclusive and binding upon all parties, including the Participant, his or her heirs, and representatives.

           9. Notices. Any notice, payment or communication required or permitted to be given by any provision of this Award Agreement shall be in writing and shall be delivered personally or sent by certified mail, return receipt requested, addressed as follows: (i) if to the Company, at the address set forth on the signature page hereto (attention: 2003 Stock Incentive Plan Committee); (ii) if to Participant, at the address set forth below his or her signature on the signature page hereto. Each party may, from time to time, by notice to the other party hereto, specify a new address for delivery of notices to such party hereunder. Any such notice shall be deemed to be delivered, given, and received for all purposes as of the date such notice is received or properly mailed.


           10.  Binding  Effect.  Except as  otherwise  provided  in this  Award
Agreement or in the Plan, every covenant, term, and provision of this Award Agreement shall be binding upon and inure to the benefit of the parties hereto.

           11. Non-Transferability of Options. Notwithstanding anything in the Plan to the contrary, none of the rights granted by this Award Agreement may be transferred by the Participant. If the Option granted pursuant to this Award Agreement is outstanding and unexercised at the time of his or her death, such Option shall expire and no heir of the Participant shall have any rights with respect to such Option under the Plan.

           12. Headings. Section and other headings contained in this Award Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Award Agreement or any provision hereof.

           13. Severability. Every provision of this Award Agreement and of the Plan is intended to be severable. If any term hereof is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity or legality of the remaining terms of this Award Agreement.

           14. Governing Law. The laws of the State of New York shall govern the validity of this Award Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties hereto.

           15. Counterparts. This Award Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

        BY YOUR SIGNATURE BELOW, along with the signature of the Company's representative, you and the Company agree that the Option is awarded under and governed by the terms and conditions of this Award Agreement and the Plan.

                                 BIOENVISION, INC.


                                 By:
                                     A duly authorized Director or Officer


                                 The undersigned  Participant hereby accepts the
terms of this Award Agreement and the Plan.


                                 By:

                                     Name of Participant: ______________________

                                    Exhibit A
                                    ---------

                                BIOENVISION, INC.
                            2003 STOCK INCENTIVE PLAN

                                                                    EXHIBIT 99.4



                OPTION AWARD AGREEMENT BETWEEN BIOENVISION, INC.
                  AND CHRISTOPHER B. WOOD, M.D., APRIL 30, 2001

NEITHER THIS OPTION AGREEMENT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"),
AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS SO REGISTERED OR AN EXEMPTION FROM REGISTRATION UNDER SAID ACT IS AVAILABLE. THIS LEGEND SHALL BE ENDORSED UPON ANY OPTION ISSUED IN EXCHANGE FOR THIS OPTION.

                                OPTION AGREEMENT

                               FOR COMMON STOCK OF

                                BIOENVISION, INC.

                                                            Date: April 30, 2001

        THIS CERTIFIES that, for value received, Christopher B. Wood, M.D., or his permitted assigns (collectively, the "Holder"), is entitled to purchase from BIOENVISION, INC., a Delaware corporation (the "Company"), at any time, and from time to time, during the exercise period referred to in Section 1 hereof, One Million Five Hundred Thousand (1,500,000) fully paid, validly issued and nonassessable shares (the "Option Shares") of common stock of the Company, par value $0.001 (the "Common Stock"), at the exercise price of $1.25 per share, subject to anti-dilution adjustments as provided herein (the "Option Share Price"). Securities issuable upon exercise of this Option Agreement and the exercise price payable therefor are subject to adjustment from time to time as hereinafter set forth. As used herein, the term "Option" shall include any option or options hereafter issued in consequence of the exercise of this Option Agreement in part or transfer of this Option Agreement in whole or in part.

        The Company shall register this Option Agreement, upon records to be maintained by the Company for that purpose (the "Option Register"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Option Agreement as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, and-the Company shall not be affected by notice to the contrary.

        Subject to Section 4 of this Option Agreement, the Company shall register the transfer of any portion of this Option Agreement in the Option Register, upon surrender of this Option Agreement, with the Form of Assignment attached hereto duly completed and signed, to the Transfer Agent or to the Company. Upon any such registration or transfer, a new option to purchase Common Stock, in substantially the form of this Option Agreement (any such new option, a "New Option"), evidencing the portion of this Option so transferred shall be issued to the transferee and a New Option evidencing the remaining portion of this Option not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Option by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of an Option. Any transfer or assignment of this Option and Option Shares obtained by the Holder in exercise of this Option Agreement is subject to the requirements that such securities be registered under the Securities Act of 1933, as amended (the "Securities Act") and applicable state securities laws or exempt from registration under such laws to the satisfaction of the Company and its counsel.


        1. Exercise; Payment for Ownership Interest.

               (a) Upon the terms and subject to the conditions set forth herein, this Option may be exercised in whole or in part by the Holder hereof at any time, or from time to time, on or after the date hereof and prior to 5 p.m. New York time on April 30, 2006 by presentation and surrender of this Option Agreement to the principal offices of the Company, or at the office of its Transfer Agent (as hereinafter defined), if any, together with the Purchase Form annexed hereto, duly executed, and accompanied by payment to the Company of an amount equal to the Option Share Price multiplied by the number of Option Shares as to which this Option Agreement is then being exercised; provided, however, that in each case, the minimum number of Option Shares as to which this Option Agreement is being exercised shall not be less than 1,000 Option Shares; provided, further, that in the event of any merger, consolidation or sale of all or substantially all the assets of the Company resulting in any distribution to the Company's shareholders, prior to April 30, 2006 the Holder shall have the right to exercise this Option Agreement commencing at such time through April 30, 2006 into the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of shares of Common Stock into which this Option Agreement might have been exercisable immediately prior thereto. Any transfer of Option Shares obtained by the Holder in exercise of this Option Agreement is subject to the requirement that such securities be registered under the Securities Act, and applicable state securities laws or exempt from registration under such laws to the satisfaction of the Company and its counsel. The Holder of this Option Agreement shall be deemed to be a shareholder of the Option Shares as to which this Option Agreement is exercised in accordance herewith effective immediately after the close of business on the date on which the Holder shall have delivered to the Company this Option Agreement in proper form for exercise and payment by certified or official bank check or wire transfer of the cash purchase price for the number of Option Shares as ,to which the exercise is being made, or by delivery to the Company of securities of the Company having a value equal to the cash purchase price for such number of Option Shares determined in good faith by the Board of Directors of the Company as of the date of delivery, notwithstanding that the stock transfer books of the Company shall be then closed or that certificates representing such Option Shares shall not then be physically delivered to the Holder.

               (b) All or any portion of the Option Share Price may be paid by surrendering Options effected by presentation and surrender of this Option to the Company, or at the office of its Transfer Agent, if any, with a Cashless Exercise Form annexed hereto duly executed; provided that the Company in its sole discretion may require a broker-assisted cashless exercise in accordance with Regulation T of the Board of Governors of the Federal Reserve System through a brokerage firm approved by the Company (a "Cashless Exercise"). The Company may impose any other limitations on the Cashless Exercise as it deems appropriate in consultation with counsel.. Such presentation and surrender shall be deemed a waiver by the Company of the Holder's obligation to pay all or any portion of the aggregate Option Share Price. In the event of a Cashless Exercise, the Holder shall exchange its Option for that number of shares of Common Stock determined by multiplying the number of Option Shares for which the Holder desires to exercise this Option by a fraction, the numerator of which shall be the difference between the then current market price per share of the Common Stock and the Option Share Price, and the denominator of which shall be the then current market price per share of Common Stock. For purposes of any computation under this Section 3(b), the then current market price per share of Common Stock at any date shall be deemed to be the average for the ten consecutive business days immediately prior to the Cashless Exercise of the daily closing prices of the Common Stock on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on any such exchange, the closing prices as reported by the Nasdaq National Market or, if applicable, the Nasdaq SmallCap Market, or if not then included for quotation on the Nasdaq National Market or the Nasdaq SmallCap Market, the average of the highest reported bid and lowest reported asked prices as reported by the OTC Bulletin Board or the National Quotations Bureau, as the case may be, or if not then publicly traded, the fair market price, not less than book value thereof, of the Common Stock as determined in good faith by the Board of Directors of the Company.

               (c) If this Option shall be exercised in part only, the Company shall, upon surrender of this Option for cancellation, execute and deliver a new Option evidencing the rights of the Holder thereof to purchase the balance of the Option Shares purchasable hereunder as to which the Option has not been exercised. If this Option is exercised in part, such exercise shall be for a whole number of Option Shares. Upon any exercise and surrender of this Option, the Company (i) will issue and deliver to the Holder a certificate or certificates in the name of the Holder for the largest whole number of Option Shares to which the Holder shall be entitled and, if this Option is exercised in whole, in lieu of any fractional Option Share to which the Holder otherwise might be entitled, cash in an amount equal to the fair value of such fractional Option Share (determined in such reasonable and equitable manner as the Board of Directors of the Company shall in good faith determine), and (ii) will deliver to the Holder such other securities, properties and cash which the Holder may be entitled to receive upon such exercise, or the proportionate part thereof if this Option is exercised in part, pursuant to the provisions of this Option.

       2. Anti-Dilution Provisions. The Option Share Price in effect at any time and the number and kind of securities issuable upon exercise of this Option and the Option Share Price shall be subject to adjustment from time to time upon happening of certain events as follows:

               2.1    Adjustments.  If the Company:

                      (i) subdivides or reclassifies its outstanding shares of Common Stock into a greater number of shares;

                      (ii) combines or reclassifies its outstanding shares of Common Stock into a smaller number of shares;

                      (iii) issues, by reclassification of its Common Stock, any shares of its capital stock;

then the number and kind of Option Shares purchasable upon exercise of this Option shall be adjusted so that the Holder upon exercise hereof shall be entitled to receive the kind and number of Option Shares or other securities of the Company that the Holder would have owned or have been entitled to receive after the happening of any of the events described above had this Option been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this Section 2.1 shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or issuance. If, as a result of an adjustment made pursuant to this Section 2.1, the Holder of this Option thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and any other class of capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a written notice to all holders of Options promptly after such adjustment) shall determine the allocation of the adjusted Option Share Price between or among shares of such classes of capital stock or shares of Common Stock and such other class of capital stock.

        The adjustment to the number of Option Shares purchasable upon the exercise of this Option described in this Section 2.1 shall be made each time any event listed in paragraphs (i) through (iii) of this Section 2.1 occurs.

        In the event that at any time, as a result of an adjustment made pursuant to this Section 2.1, the Holder of this Option thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Option shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained herein.

               2.2 Sale of Securities. In the event the Company at any time after the date hereof, issues additional Common Stock, convertible preferred stock, options, warrants, or other securities convertible or exercisable for Common Stock other than securities currently outstanding as of the date hereof or issued upon the conversion or exercise of any securities outstanding as of the date hereof, at a purchase price per share of Common Stock less than the Option Share Price in effect immediately prior to such issuance or sale, then the Option Share Price shall be automatically reduced to such lower purchase price and the number of Option Shares shall be increased to a number determined by multiplying the number of Option Shares so purchasable immediately prior to the date of such issuance or sale by a fraction, the numerator of which shall be the Option Share Price in effect immediately prior to the adjustment required by this Section 2.2 and the denominator of which shall be the Option Share Price in effect immediately after such adjustment; provided, however, that no adjustment to the Option Share Price or the number and kind of Option Shares shall be made pursuant to this Section 2.2 in the event the Company grants options to employees, officers, directors or consultants of the Company pursuant to contracts or plans approved by the Board of Directors of the Company.

               (a) For the purpose of making any adjustment in the Option Share Price as provided in this Section 2.2, the consideration received by the Company for any issue or sale of Common Stock will be computed:

                      (i) to the extent it consists of cash, as the amount of cash received by the Company before deduction of any offering expenses payable by the Company and any underwriting or similar commissions, compensation, or concessions paid or allowed by the Company in connection with such issue or sale;

                      (ii) to the extent it consists of property other than cash, at the fair market value of that property as determined in good faith by the Company's Board of Directors (irrespective of the accounting treatment thereof); and

                      (iii) if Common Stock is issued or sold together with other stock or securities (including convertible preferred stock, options, warrants or securities convertible into or exchangeable for common stock) or other assets of the Company for a consideration which covers both, as the portion of the consideration so received that may be reasonably determined in good faith by the Company's Board of Directors to be allocable to such Common Stock; provided, however, that with respect to such other stock or securities, such consideration as determined by the Company's Board of Directors shall not be less than the total consideration received by the Company for the issuance of such other stock or securities plus the additional aggregate consideration, if any, to be received by the Company upon conversion or exchange thereof

               (b) If the Company (i) issues, grants or sells any rights or options to subscribe for, purchase, or otherwise acquire shares of Common Stock, or (ii) issues or sells any security convertible into shares of Common Stock, then, in each case, the price per share of Common Stock issuable on the exercise of the rights or options or the conversion of the securities will be determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of the rights or options or the issue or sale of the convertible securities, plus the minimum aggregate amount of additional consideration payable to the Company on exercise or conversion of the securities, by (y) the maximum number of shares of Common Stock issuable on the exercise of conversion. Such granting or issue or sale will be considered to be an issue or sale for cash of the maximum number of shares of Common Stock issuable on exercise or conversion at the price per share determined under this
Section 2.2, and the Option Share Price will be adjusted as above provided to reflect (on the basis of that determination) the issue or sale. No further adjustment of the Option Share Price will be made as a result of the actual issuance of shares of Common Stock on the exercise of any such rights or options or the conversion of any such convertible securities.

               (c) Upon the redemption or repurchase of any such securities or the expiration or termination of the right to convert into, exchange for, or exercise with respect to, Common Stock, the Option Share Price will be readjusted to such price as would have been obtained had the adjustment made upon their issuance been made upon the basis of the issuance of only the number of such securities as were actually converted into, exchanged for, or exercised with respect to, Common Stock. If the purchase price or conversion or exchange rate provided for in any such security changes at any time, then, upon such change becoming effective, the Option Share Price then in effect will be readjusted to such price as would have been obtained had the adjustment made upon the issuance of such securities been made upon the basis of (i) the issuance of only the number of shares of Common Stock theretofore actually delivered upon the conversion, exchange or exercise of such securities, and the total consideration received therefor, and (ii) the granting or issuance, at the time of such change, of any such securities then still outstanding for the consideration, if any, received by the Company therefor and to be received on the basis of such changed price or rate.

               2.3 Other Action Affecting Option Shares. If the Company takes any action affecting its shares of Common Stock after the date hereof, that would be covered by Sections 2.1 or 2.2 but for the manner in which such action is taken or structured, which would in any way diminish the value of this Option, then the Option Share Price shall be adjusted in such manner as the Board of Directors of the Company shall in good faith determine to be equitable under the circumstances.

               2.4 Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Option Share Price pursuant to this Section 2, the Company at its expense will promptly compute such adjustment or readjustment in accordance with the terms of this Option and prepare a certificate setting forth such adjustment or readjustment, including a statement of the adjusted Option Share Price or adjusted number of shares of Common Stock, if any, issuable upon exercise of each Option, describing the transaction giving rise to such adjustments and showing in detail the facts upon which such adjustment or readjustment is based. The Company will forthwith mail, by first class mail, postage prepaid, a copy of each such certificate to the Holder of this Option at the address of such Holder as shown on the books of the Company, and to its Transfer Agent.

               2.5    Other Notices. If at any time:

               (a) the Company shall (i) offer for subscription pro rata to the holders of shares of the Common Stock any additional equity in the Company or other rights; (ii) pay a dividend in additional shares of the Common Stock or distribute securities or other property to the holders of shares of the Common Stock (including, without limitation, evidences of indebtedness and equity and debt securities); or (iii) issue securities convertible into, or rights or warrants to purchase, securities of the Company;

               (b) there shall be any capital reorganization or reclassification or consolidation or merger of the Company with, or sale, transfer or lease of all or substantially all of its assets to, another entity; or

               (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, to the Holder of this Option at the address of such Holder as shown on the books of the Company, (a) at least 15 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such subscription rights, dividend, distribution or issuance, and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 15 days' prior written notice of the date when the same shall take place if no stockholder vote is required and at least 15 days' prior written notice of the record date for stockholders entitled to vote upon such matter if a stockholder vote is required. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such subscription rights, the date on which the holders of shares of Common Stock shall be entitled to exercise their rights with respect thereto, and such notice in accordance with the foregoing clause
(b) shall also specify the date on which the holders of shares of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

               2.6 Adjustment Calculations. No adjustment in the Option Share Price shall be required unless such adjustment would require an increase or decrease of at least one cent ($0.01) in such price; provided, however, that any adjustments which by reason of this Section 2.6 are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section 2 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

        3. No Voting Rights. Except as otherwise provided herein, this Option shall not be deemed to confer upon the Holder any right to vote or to consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the exercise hereof.

        4. Options Transferable. This Option and all rights hereunder are transferable, in whole or in part, at the principal offices of the Company by the Holder hereof, upon surrender of this Option properly endorsed provided, however, that in each case the minimum number of Option Shares being transferred by the Holder shall not be less than 1,000 Option Shares; provided, further, that without the prior written consent of the Company, this Option and all rights hereunder may be transferred only (i) to an affiliate of the initial
Holder hereof or successor in interest to any such person in a transaction exempt from registration under the Securities Act; or (ii) pursuant to the registration of this Option or the Option Shares under the Securities Act or subsequent to one year from the date hereof pursuant to an available exemption from such registration or (iii) in the case of an officer, director or employee of the Company, the option shall only be transferable by will or the laws of descent and distribution, or as otherwise permitted by the Company, in its sole discretion, or to certain permitted transferees as defined below.

        For purposes of this Section 4, the term "permitted transferee" means one or more members of the Optionee's immediate family, a trust for the exclusive benefit of the Optionee or such immediate family members, any other entity owned exclusively by the Optionee or such immediate family members, or any combination of the foregoing; provided, however, that no transfers made pursuant to any divorce or separation proceedings or settlements will be permitted. "Immediate family member" means spouse, children, grandchildren, parents or siblings of the Optionee, including in each case in-laws and adoptive relations.

        5. Options Exchangeable: Assignment; Loss, Theft, Destruction, Etc. This Option is exchangeable, without expense, upon surrender hereof by the Holder hereof at the principal offices of the Company, or at the office of its Transfer Agent, if any, for new Options of like tenor representing in the aggregate the right to subscribe for and purchase the Option Shares which may be subscribed for and purchased hereunder, each such new Option to represent the right to subscribe for and purchase such Option Shares as shall be designated by such Holder hereof at the time of such surrender. Upon surrender of this Option to the Company at its principal office, or at the office of its Transfer Agent, if any, with an instrument of assignment duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Option in the name of the assignee named in such instrument of assignment and this Option shall promptly be cancelled. This Option may be divided or combined with other options which carry the same rights upon presentation hereof at the principal office of the Company, or at the office of its Transfer Agent, if any, together with a written notice specifying the names and denominations in which new Options are to be issued and signed by the Holder hereof. The term "Option" as used herein includes any Options into which this Option may be divided or exchanged. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Option and, in the case of any such loss, theft or destruction, upon delivery of indemnity satisfactory to the Company, or, in the case of any such mutilation, upon surrender or cancellation of this Option, the Company will issue to the Holder hereof a new Option of like tenor, in lieu of this Option, representing the right to subscribe for and purchase the Option Shares which may be subscribed for and purchased hereunder. Any such new Option executed and delivered shall constitute an additional contractual obligation of the Company, whether or not this Option so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

        6. Legends; Investment Representations. Any certificate evidencing the securities issued upon exercise of this Option shall bear a legend in substantially the following form:

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY OTHER SECURITIES LAWS, AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS SO REGISTERED OR AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND ANY OTHER APPLICABLE SECURITIES LAWS IS AVAILABLE.

        Upon the registration, under the Securities Act, of the securities issued upon exercise of the Option such legend shall be removed from the certificate evidencing such securities.

        7. Modifications and Waivers. The Holder of this Option acknowledges and agrees that the terms of this Option may be amended, modified or waived only by the written agreement between the Holder and the Company.

        8. Miscellaneous. The Company shall pay all expenses and other charges payable in connection with the preparation, issuance and delivery of this Option and all substitute Options. The Holder shall pay all taxes (other than any issuance taxes, including, without limitation, documentary stamp taxes, transfer taxes and other governmental charges, which shall be paid by the Company) in connection with such issuance and delivery of this Option and the Option Shares. In addition, the Holder shall pay all taxes in connection with any sale, assignment or other transfer of this Option.

        The Company shall maintain, at the office or agency of the Company maintained by the Company, books for the registration and transfer of the Option.

        9. Reservation of Option Shares. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, solely for the purpose of enabling it to satisfy any obligation to issue Option Shares upon exercise of this Option, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of this Option. The Company or, if appointed, the Transfer Agent for the Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Option on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by this Option. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto transmitted to the Holder pursuant to Section 2.6 hereof. The Company covenants that all Option Shares which may be issued upon exercise of this Option will, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

        10. Registration.

               A. Demand Registration Rights. Commencing on the one-year anniversary of the date hereof and at any time thereafter, if at any time the Company shall receive from one or more Holders a written request that the Company register not less than a majority of all of the Registrable Securities (as defined below) identified in such request under the Securities Act, the Company agrees that on one (1) such occasion only it shall prepare and file promptly with the Securities and Exchange Commission (the "SEC") a registration statement under the Securities Act covering an amount equal to the shares of Registrable Securities held by such requesting Holders and agrees to use its best efforts to cause such registration statement to become effective as expeditiously as possible. Upon the receipt of such request, the Company agrees to give promptly written notice to all Holders of Registrable Securities that such registration is to be effected. The Company agrees to include in such registration statement those shares of Registrable Securities from the Holders of which it has received written requests for registration within the thirty
(30) day period after such Holders' receipt of written notice from the Company. "Registrable Securities" means the Option Shares (as such shares may have been adjusted from time to time pursuant to the anti-dilution provisions of this Option), except that any such Option Shares shall cease to be Registrable Securities when they have been sold, transferred or otherwise disposed of or exchanged pursuant to a registration statement under the Securities Act.

        The Company shall not be required to effect a registration pursuant to this Section 10.A. if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 10.A, a certificate signed by the Chief Operating Officer of the Company stating that in the good faith of the Board of Directors of the Company that the Company (1) has reached a "probable" state on an acquisition with respect to which the Company reasonably believes it is required by the Securities Act to include in a registration statement information and financial statements concerning such application or (2) has completed such an acquisition but has not yet filed the financial statements required by Item 7 of Form 8-K under the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, then the Company shall have the right to defer such filing until 30 days after the financial statements required by Item 7 of the Exchange Act are filed with the SEC with respect to either such acquisition. If the Company shall postpone the filing of any registration statement, Holders holding in the aggregate 50% or more of the number of Registrable Securities requested to be included in such registration statement shall have the right to withdraw their requests for such registration by giving notice to the Company within 15 days of the notice of postponement. Such withdrawal request shall be deemed to apply to all Holders who had requested to have such Registrable Securities included in such registration statement. In the event that any Holders withdraw their request in the foregoing manner, such request shall not be counted for purposes of determining the number of registrations to which the Holders are entitled pursuant to this Section 10.A. Notwithstanding anything herein to the contrary, under no circumstances shall the Company be permitted to defer a filing pursuant to this paragraph more than once during any twelve (12) month period.

               B. "Piggyback" Registration Rights. From and after the date hereof, each time the Company shall determine to prepare and file a registration statement under the Securities Act with respect to any of its securities (other than pursuant to Section 10.A. hereof or pursuant to a registration statement on Form S-4, S-8 or other limited purpose form) in connection with the proposed offer and sale for money of any of its securities either for its own account or on behalf of any other security holder, the Company agrees to give prompt prior written notice of its determination to the Holder of Registrable Securities, which notice shall offer to such Holders the opportunity to register 150% of the number of shares of Registrable Securities, as each Holder may request. Upon the written request of a Holder of any shares of Registrable Securities given within thirty (30) days after the receipt of such written notice from the Company, the Company agrees to use its best efforts to cause all of such Registrable Securities, the Holders of which have so requested registration thereof, to be included in such registration statement and registered under the Securities Act, all to the extent necessary to permit the sale or other disposition by the prospective seller or sellers of the Registrable Securities to be so registered. Notwithstanding any other provision of this Option, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company and second, to the Holders electing to participate in the registration on a pro rata basis based on the total number of Registrable Securities held by such participating Holders.

               C. Expenses of Registration. Except as specifically set forth herein, all registration expenses (including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such regulation) incurred in connection with any registration, qualification or compliance pursuant to
Section 10.A. or 10.B. shall be home by the Company. All applicable underwriting documents and selling commissions shall be borne by the Holder of Registrable Securities so registered pro rata on the basis of the number of shares so requested.

               D. Further Agreements. In connection with any registration of Registrable Securities contemplated under this Section 10, the Company and each of the Holders requesting registration agree to enter into customary agreements regarding the furnishing of information by such Holders for the registration statements and indemnification.

               E. Descriptive Headings and Governing Law. The descriptive headings of the several paragraphs of this Option are inserted for convenience only and do not constitute a part of this Option. This Option shall be construed and enforced in accordance with the laws of the State of New York, and the rights of the parties shall be governed by, the law of such State.

                            [Signature page follows]

        IN WITNESS WHEREOF, this Option Agreement has been executed as of the date first written above.

                                    BIOENVISION, INC.

                                    By:
                                            ------------------------------------
                                            Name: Christopher B. Wood
                                            Title: President



                                    --------------------------------------------
                                    Print Name of Optionee

                                    By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                  PURCHASE FORM

Dated:  _______________

The undersigned hereby irrevocably elects to exercise the within Option to the extent of purchasing ________ Option Shares and hereby makes payment of $ _________in payment of the exercise price thereof.




                                                  ------------------------------

                                CASHLESS EXERCISE

Dated:  _______________

        The undersigned irrevocably elects to exercise the within Option for - Option Shares and hereby makes payment pursuant to the Cashless Exercise provision of the within Option, and directs that the payment of the Option Share Price be made by cancellation as of the date of exercise of a portion of the within Option in accordance with the terms and provisions of Section 3(b) of the within Option.




                                                  ------------------------------

                               FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Option)

        FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________ the right represented by the within Option to purchase ________ shares of Common Stock of Bioenvision, Inc. to which the within Option relates and appoints _______ attorney to transfer said right on the books of __________ with full power of substitution in the premises.

Dated:  ___________________  ______, 200___

(Signature must conform in all respects to name of holder as specified on the face of the Option)

                                                   Address of Transferee:

                                                   -----------------------------

                                                   -----------------------------

                                                   -----------------------------

In the presence of:

------------------------